Exhibit 10.31

THAI SUMMIT TOWER OFFICE BUILDING

BUILDING LEASE AGREEMENT

(Translation)

This Lease Agreement is entered into on the 5th day of September 2006.

By and Between

Thai Summit Tower Co., Ltd., having its office located at No. 1768 on New Phetburi Road, Khwaeng Bangkapi, Khet Houei Khwuang, Bangkok Metropolis, hereinafter shall be referred to as the "Lessor" of the one party;

And

Philips Semi-conductor SMO (Thailand) Co., Ltd., having its office located at No. 1768 on New Phetburi Road, Khwaeng Bangkapi, Khet Huay Khuang, Bangkok Metropolis, hereinafter shall be referred to as the "Lessee" of the other party. The parties whereupon agree as follows:

1.     Definitions

1.1           "Building" means Thai Summit Tower Building or "THAI SUMMIT TOWER", located at No. 1768 on New Phetburi Road, Khwaeng Bangkapi, Khet Houei Khwuang, Bangkok Metropolis.

1.2           "Leased space" means the space on the 5th floor of the total space of approximately 182.32 square meters, the details of which are as shown in Diagram of the Leased Space, Appendix A annexed hereto, which forms part of this Lease Agreement.

2.     Lease of Leased Space

The Lessor agrees to let and the Lessee agrees to accept the lease of space from the Lessor together with all the rights to enter-exit the lease space as is the case with other tenants and/or others who are accorded the rights to enter-exit the building by the Lessor and the Lessee shall use the lease space exclusively for the Lessee's office only.

3.     Period of Lease and Renewal of Lease Agreement

3.1           Subject to the terms and conditions to be hereafter mentioned, the period of lease shall be for 3 (three) years with effect from the date of commencement of the Lease Period.

Lease Period: 5 October 2006.

Commencement of rental payment: 5 October 2006.

Expiry of the Lease Agreement: 4 October 2009.

3.2 Upon expiration of this Lease Agreement, the Lessor agrees that the Lessee shall have the right to renew this Lease for another 3 (three) years under the terms and conditions that the Lessee shall express its intent in writing to request for a renewal of the lease in advance for not less than 90 (ninety) days prior to the expiry of the Lease Agreement as specified in sub-clause 3.1. For this purpose, a new Lease Agreement shall be executed and the Lessor shall have the right to readjust the rental tariff according to the market price at that time; which can be compared with the rental tariff for lease of office space in the same area and according to the approximate benchmark; however, the increase in the rental tariff shall not exceed 15% based on the current rental rate.

4.     Rental and Rental Payment

4.1           Monthly rental payable for a lease period as specified in sub-clause 3.1 in equal to 140 Baht per square meter per month, amounting to 25,524.80 (Twenty Five Thousand Hundred Twenty Four point Eighty) Baht per month.

4.2           The Lessee agrees to pay to the Lessor the rental payment in advance on monthly basis for which the Lessor shall send an invoice for collection of the rental payment within the 25th (twenty-fifth) day of every calendar month; and the Lessee shall make rental payment not later than the 5th (fifth) day of every following month at the Lessor's office. If the 5th (fifth) day of every particular month falls on a holiday or a public traditional holiday, the following business day shall be regarded as the due date for rental payment. Late payment of the rental shall be subject to a fine penalty at the rate of 1.5 percent per month of the amount outstanding until the payment is made in full.

4.3           Lessor shall be liable for paying building and land tax, and local taxes including stamp duty in relation to the lease of space under this Lease Agreement.

5.     Security Deposit against the Lease

The Lessee against to place a security deposit against proper fulfillment of the Lease Agreement and Service Agreement on the date of signing the Lease of Office Space Agreement amounting to 3 times of the amount rental payment and service charge (excluding VAT); and upon expiration of this Agreement, the Lessor shall refund to the Lessee the said security deposit interest-free after deduction of rental payment or other incidental expenses due payable to the Lessor pursuant to this Agreement or Service Agreement (if there is any); and upon the Lessee having duly and fully fulfilled its duty under this Agreement.

6.     The Lessee's Agreement

6.1           The Lessee agrees to pay electricity, water and telephone bills or incidental expenses or other damages caused by the Lessee; which have occurred to or sustained by the Lessor to full amount when due payable. For this purpose, the Lessee shall not deduct any amount of outstanding debt owed to the Lessor from the said rental payment or incidental expenses.

6.2           To utilize the leased space for the purpose of conducting the business exclusively as specified in this Agreement only; and shall not use the leased space for residence of any person or for cooking foods or for illegal activities which cause nuisances or troubles to other tenants or possessors of the space within the building.

6.3           To maintain the leased space to clean and hygienic condition at all times by using the cleaning service provided by cleaning contractor who service has been used or approved by the Lessor in order to keep the leased space in good order, clean, tidy and in suitable condition at the entire expense of the Lessee.

6.4           Neither to keep nor permit to keep or bring into the leased space various animals and further agrees to take proper care in keeping the leased space free of white ants, insects and other disturbances.

6.5           To repair, restore any damage which may have occurred in the leased space to original condition and to be responsible for repair of all damages sustained by the leased space and/or the building due to abuse or reckless use of the leased space or building by the Lessee or by the Lessee's contractor who enters the leased space during the Lessee's possession of the leased space at the entire expense of the Lessee.

6.6           To permit the Lessor or its representative to enter the leased space for the purpose of inspection within reasonable time. In the event of fire or the incident of the same degree of severity, the Lessor or its representative may forcibly enter the leased space immediately if necessary at any time without advance notice or notification.

6.7           Neither modify nor make any addition to the leased space unless in case of decoration to be used as an office; however, subject to the Lessor's rules in every respect; and upon termination of this Lease Agreement, all property which have been fixed to or installed on the floor of the leased space, which have not been dismantled or removed by the Lessee shall become the property of the Lessor without any claims against the Lessor. If the Lessor deems that such fixtures or installations should be dismantled or removed, the Lessee shall proceed to do so and restore the leased space to original condition or to the condition satisfactory to the Lessor; and to surrender the leased space in good, tenantable condition except normal wear and tear which is not considered the liability of the Lessee.

                In the case of the Lessee's omission to do the said act, the Lessor may proceed to dismantle, repair the leased space at the entire cost of the Lessee or the Lessor may deduct such costs from the amount of the security deposit.

6.8           Not to store in the leased space, whether or not, it is explosive, inflammable material, acid, alkali, or any other products, things or materials that may cause possible damage to the building or leased space or objects which are heavier than the dead load of the leased space to accommodate (the accommodating capacity of the floor is 300 kilograms per square meter).

6.9           Not to put up a signboard, photograph, picture or written material outside of the leased premises which can be visible generally without written consent of the Lessor. In the event of a levy of the signboard tax, the Lessee shall pay for such signboard tax.

6.10         Neither use nor permit the use of or cause damage to the leased space or any part thereof or carry out any activity within the leased space for illegal or immoral purposes.

6.11         Neither sub-let nor surrender the leased space, whether in whole or in part, to any person regardless of time unless with express written consent of the Lessor. In this connection, the Lessee shall notify the Lessor in writing of the details of such act; and the Lessee shall further be liable therefore to the Lessor under this Lease Agreement in every respect.

6.12         Not to construct any structure, lay any piping, cable or pole upon the leased premises including neither making any modification to nor any addition to the leased space without written consent of the Lessor.

6.13         Neither cause nor permit any obstruction to the common area of the building such as lift corridor, entrance, walkway or stairway and a car-park, etc., without written consent of the Lessor.

6.14         To change every broken or damaged window frame including replacement of broken or damaged items of installations or decorations; which have been caused by the Lessee's recklessness, or by any causes of damage for which the Lessee shall be liable at the entire expense of the Lessee. Such replacement items must be of the same type or of no less inferior quality than the previous ones being replaced.

6.15         At all time to comply strictly with the Building's rules, procedures and regulations which are currently established by the Lessor or that which shall be established in the future or that which may from time to time be defined by the Lessor.

6.16         Neither bring in nor permit any persons to bring in any think which may be contravening the terms and conditions of the Building's insurance policy and/or of the leased space, which may have rendered the insurance agreement to become void or a breach of the insurance terms and conditions to the extent that it may have rendered the increase in the insurance premium; and comply with the recommendations of the insurer and of fire officer in relation to prevention of the outbreak building fire.

6.17         To return all keys to the Leased Space to the Lessor upon expiration of this Lease Agreement and the Lessee shall have completely fulfilled the terms and conditions of this Lease Agreement in every respect.

6.18         To use the lift according to the procedure established by the Lessor, that is to say, in the case of removal of various materials, equipment, tools and appliances belonging to the Lessee, the lift exclusively provided for as the service lift only shall be used; the use of passenger lift for that purpose shall not be permitted.

6.19         The Lessee agrees to be responsible for accidents or injuries or death or personal injury or damage to property occurred in the leased space or in the building as result of the Lessee's willful act or recklessness.

7.     The Lessor's agreement

The Lessor agrees to take action and makes a representation as follows:

7.1           The Lessor has the legal title to and lawful power to let the building space to the Lessee.

7.2           To permit the Lessee to enjoy the benefits of utilizing the leased space under the Leased Agreement throughout the Lease Period without any obstructions by the Lessor.

7.3           The Lessor shall undertake to maintain, repair and manage the leased space to normal useable and in orderly condition appropriate to the lease at all times.

7.4           In consideration of payment made by the Lessee to the Lessor by virtue of this Lease Agreement, the Lessor shall issue a receipt to the Lessee for any payment so made.

7.5           The Lessor shall be responsible for and undertake to do any acts not to permit any persons to disturb and contradict the lease rights of the Lessee throughout the leased period under this Agreement.

8.     Liability

8.1           The Lessor agrees to be responsible for accidents or injuries or death or personal injury or damage to property occurred in the leased space or in the building as result of willful act or recklessness on the part of the Lessor or the Lessor's employees.

8.2           Although whether there have been an agreement herein this Agreement to the contrary or not, the Lessor shall not be liable for the cause of malfunctions, regardless of circumstances, which necessitate repair or maintenance of the property, things, tools, appliances belonging to the Lessee, due to burning by fire, force majeure, or other causes, which are beyond the control of the Lessor; or due to technical reason, defects or breakage or extreme cold or heat; or in the circumstance with severe impact or unavoidable, in all circumstances, shortage of fuel, materials, water or labor.

9.     Early termination of the Lease prior to the expiry of the Lease Agreement

9.1           If the Lessee breaches this Lease Agreement or infringes any one or several clauses of the practical procedure in the building; or neglect to duly remedy the said breach or infringement according to the Lease Agreement or the said practical procedure to good order within 7 days of the receipt of the notice from the Lessor to that effect; or the Lessee has been placed in the official receivership or has become bankrupt or has been subject to liquidation process for winding up or has defaulted on rental payment or payment of service charges correctly according to the payment timeframe stipulated in the Agreement, the Lessor shall have the right to terminate the lease agreement by means of service of notice to the Lessee; however, without prejudice to the right of the Lessor to claim for damages sustained by virtue of the Lessee's breach of agreement or the effect of the law.

9.2           It shall be deemed that the Lease Agreement shall automatically be terminated in the case of damage or loss of the leased space by fire or other catastrophe, which shall have rendered the leased space unsuitable for use according to the stated purpose of the Agreement pursuant to the facts or provisions of the law or the bye-law of Bangkok Metropolis. In this case, the Lessee shall not be able to claim for damages from the Lessor. The Lessor shall refund to the Lessee the security deposit against the Lease under the terms and conditions of Clause 5 in the event that the grounds for termination of the Agreement are not the Lessee's liability.

9.3           It shall be deemed that this Agreement terminates automatically in the event of the parcel of the land on which the leases space is located is expropriated by the Government Agency. This being the case, the Lessor shall refund the security deposit against the Lease to the Lessee under the terms of Clause 5.

9.4           If the Lessee abandons the leased space, whether in whole or in part, to the condition unsuitable for normal possession or to non-utilization for more than 7 (seven) days, the Lessor shall have the right to terminate this Agreement by service of written notice to the Lessee.

9.5           In the event that the Lessor exercises the right to terminate this Lease Agreement in virtue of the Lessee's breach of agreement, the Lessee shall not have the right to claim for any damages from the Lessor; and the Lessee shall be liable for damage sustained by the Lessor or by any other persons.

9.6           If, at any time, during the valid leased period of the lease renewal, the Lessee has been revoked of the License, or is barred from continuing the business in virtue of the decision or the order of the government agency; or in the event of the Lessee winding up its business as a result of the government agency's order, the Lessor may terminate this Agreement by service of written notice to the Lessee in advance of not less than 60 (sixty) days. If the Lessee must wind up its business in virtue of the order of the said Government Agency wherein the Lessee is at fault, the Lessor shall have the right to confiscate the security deposit against the Lease pursuant to Clause 5.

10.  Requirements governing the vacating of the Leased Space

The Lessee shall vacate the leased space and surrender the leased space to the Lessor and remove entire Lessee's property within 30 (thirty) days of the expiration or termination of this Lease Agreement. The Lessee shall have no right to claim for expense for removal of the said property from the leased space.

Any piece of the Lessee's property left behind within the leased space after the expiration of the said period as mentioned above shall be deemed to become the Lessor's property and the Lessor shall have the right to do anything therewith as it deems appropriate.

The Lessee agrees to indemnify the Lessor in full amount as the result of total loss or damage which has happened from not removing such property from the Leased Space.

If the Lessee neglects to vacate the leased space within the time frame as mentioned above, the Lessor shall have the right to take action as may be necessary to regain possession of the leased property for which the Lessee shall pay compensation for any damage which may have occurred in virtue of failure to do such act until such time all the property are removed from the leased space in good order.

11.  Miscellaneous clause

11.1         The Lessee shall pay expense to the Lessor immediately upon demand for the cost of installation, repair or replacement as may be necessary in connection with the letters of the Lessee's name plate placed on display at various points within the Building; for instance, in the reception area, in the hall in front of the elevator in the Leased Area Compartment.

11.2         The fact that the Lessor accepts the rental payment shall not be held to be a waiver of the Lessor towards taking actions with the Lessee in the event of infringement of clauses of the Agreement, limitations, the terms and conditions stipulated in this Agreement.

11.3         Any notice or communication under or in relation to this Agreement shall be made in writing and signed by the Party or authorized person delivering the notice to be sent by hand-delivery or by registered mail addressed to the recipient at the recipient's address as specified in this Agreement or to any other address of the recipient as may be notified in writing to such party or may be delivered to the Lessee at the Leased Premises.

12.  Validity of the Agreement

This agreement including the attached diagram under Appendix A shall form the composition of the validity of this Agreement between the Parties; and any amendment to the Agreement shall not be valid and enforceable unless executed in writing and signed by the parties.

13.  Force Majeure

In the event of the fulfillment by either party of the obligations under this Agreement has been hindered or hampered by an outbreak of fire, explosion, injury or death, collapse of the leased space and/or the building, labor strike, lock-out, industrial dispute, injury or death, accident, epidemics, floods, shortage of labor, electricity and food supply; action from the enemy of the government, discrimination or embargo or the law, order, announcement, regulations, demands or requirements of any government agency, the party affected by such events of force majeure shall be released of the requirement to fulfill the obligations according to the existing condition of such obstructive events.

14.  The governing law

This Agreement shall be governed by and construed in accordance with the law of Thailand.

This Agreement is made in 2 duplicate copies; both parties having duly and thoroughly read, inspected and understood the contents of this Agreement; to witness, they have affixed their respective signature in the presence of the witnesses; and one duplicate copy of the Agreement is held by each party.

In the Name of:

The LESSOR

Thai Summit Tower Co., Ltd.

                                             Authorized signature

(Miss Pattravadee Roywirat)

In the Name of:

The LESSEE

Philips Semi-conductor SMO (Thailand) Co., Ltd.

                                             Director

(Mr. Peter Eckkerbene) Director

                                             Director

(Mr. Phumant Panraksa)

Witness

(Miss Orasa Pratakkulvongsa)

Witness

(Miss Rawiwan Pongprot)